USA MUTUALS
AMENDMENT TO THE
AMENDED AND RESTATED FUND ACCOUNTING SERVICING AGREEMENT

THIS AMENDMENT dated as of the 10th day of June, 2015, to the Amended and Restated Fund Accounting Servicing Agreement originally made and entered into as of August 29, 2005, amended and restated as of July 24, 2012, and further amended June 11, 2013 (the "Agreement"), is entered into by and between USA MUTUALS, a Delaware business trust (the "Trust" or “Company”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the fees of the Agreement; and

WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit A is hereby superseded and replaced with Amended Exhibit A effective May 1, 2015 attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers on one or more counterparts as of the date and year first written above.

USA MUTUALS	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Jerry Szilagyi	By: /s/ Michael R. McVoy

Name: Jerry Szilagyi	Name: Michael R. McVoy

Title: President	Title: Executive Vice President

Amended Exhibit A to the
Amended and Restated Fund Accounting Servicing Agreement – USA Mutuals
Fund Administration & Portfolio Compliance Services, Fund Accounting, and Fund Custody Fee Schedule at May 1, 2015

Annual Basis Point Fees
Annual Fee Based Upon Average Net Assets per Fund*
___ basis points on the first $___
___ basis points on the next $___
___ basis points on the next $___
___ basis points on the next $___
___ basis points over $___

Minimum annual fee:  $___ per fund portfolio (Pricing and portfolio transactions charged separately)

New Funds
$___ per fund – Legal Fund  Administration  - Registration
1/3 of $___ year 1
2/3 of $___ year 2

Services Included in Annual Fee per Fund
▪	Advisor Information Source – On-line access to portfolio management and compliance information.
▪	Daily Performance Reporting – Daily pre and post-tax fund and/or sub-advisor performance reporting.
▪	Fund Administration Legal Services
▪	15(c) Reporting
Chief Compliance Officer Support Fee (Fund Complex)*
▪	$___ per year (Per service line – Fund Administration, Fund Accounting, Fund Custody)
Third Party Administrative Data Charges (descriptive data for each security)
▪	$___ per security per month for fund administrative data
Prices above are based on using U.S. Bancorp standard data pricing services and are subject to change.
Pricing Services
▪	$___ - Domestic Equities, Options, ADRs, Foreign Equities
▪	$___ - Domestic Corporates, Convertibles, Gov’ts, Agencies, Futures, Forwards, Currency Rates, Mortgage Backed
▪	$___ - CMOs, Municipal Bonds, Money Market Instruments, Foreign Corporates, Convertibles, Governments, Agencies, Asset Backed, High Yield
▪	$___ - Interest Rate Swaps, Foreign Currency Swaps, Total Return Swaps, Total Return Bullet Swaps
▪	$___ - Bank Loans
▪	$___ - Swaptions
▪	$___ - Credit Default Swaps
▪	$___ per Month Manual Security Pricing (>25per day)
Fair Value Services (Charged at the Complex Level)
▪	$___ per security on the First 100 Securities
▪	$___ per security on the Balance of Securities

NOTE: Prices above are based on using U.S. Bancorp primary pricing service which may vary by security type and are subject to change.  Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security type, such as CLOs and CDOs, which may result in additional fees.  All schedules subject to change depending upon the use of unique security type requiring special pricing or accounting arrangements.

Corporate Action Services
▪	$___ per Foreign Equity Security per Month
▪	$___ per Domestic Equity Security per Month
Factor Services (security paydown factor data)
▪	$___ per CMOs, Asset Backed, Mortgage Backed Security per Month
Portfolio Transaction Fees
▪	$___ – Book entry DTC transaction, Federal Reserve transaction, principal paydown
▪	$___ – Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-depository transaction
▪	$___ – Option/SWAPS/future contract written, exercised or expired
▪	$___ – Mutual fund trade, Fed wire, margin variation Fed wire
▪	$___ – Physical security transaction
▪	$___ – Check disbursement (waived if U.S. Bancorp is Administrator)

A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.

Amended Exhibit A (continued) to the Amended and Restated Fund Accounting Agreement - USA Mutuals
Fund Administration & Portfolio Compliance Services, Fund Accounting, and Fund Custody Fee Schedule at May 1, 2015

Other Custody Fees
▪	Additional fees apply for global servicing (See Attached)
▪  Sub Advised Funds - $___ per custody account per year
▪	$___ – Segregated account per year
▪	No charge for the initial conversion free receipt.
Overdrafts – charged to the account at prime interest rate plus 2 unless a line of credit is in place

Out-Of-Pocket Expenses
Including but not limited to postage, stationery, programming, special reports, third-party data provider costs (including Bloomberg, S&P, Moody’s, Morningstar GICS, MSCI, Lipper, etc.), proxies, insurance, EDGAR/XBRL filing, record retention, federal and state regulatory filing fees, expenses related to and including travel to and from Board of directors meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing charges, PFIC monitoring and conversion expenses (if necessary), SWIFT processing and customized reporting, expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees,  extraordinary expenses based upon complexity.

Additional Services
Available but not included above are the following services – USBFS legal administration (e.g., annual legal administration and subsequent new fund launch), daily performance reporting, daily compliance testing, Section 18 compliance testing, Section 15(c) reporting, equity & fixed income attribution reporting, electronic Board book portal (BookMark), Master/Feeder Structures and additional services mutually agreed upon.

Amended Exhibit A (continued) to the Amended and Restated Fund Accounting Servicing Agreement - USA Mutuals
Fund Administration & Portfolio Compliance Services, Fund Accounting, and Fund Global Sub-Custodial Fee Schedule at May 1, 2015

Country	Instrument	Safekeeping (BPS)	Transaction Fee	Country	Instrument	Safekeeping (BPS)	Transaction Fee	Country	Instrument	Safekeeping (BPS)	Transaction Fee
Argentina	All	____	$____	Greece	All	____	$____	Oman	All	____	$____
Australia	All	____	$____	Guinea Bissau	All	____	$____	Pakistan	All	____	$____
Austria	Equities/Bonds	____	$____	Hong Kong	All	____	$____	Peru	All	____	$____
Austria	Depo Receipt	____	$____	Hungary	All	____	$____	Philippines	All	____	$____
Austria	Non ATS ALL	____	$____	Iceland	All	____	$____	Poland	All	____	$____
Bahrain	All	____	$____	India	All	____	$____	Portugal	All	____	$____
Bangladesh	All	____	$____	Indonesia	All	____	$____	Qatar	All	____	$____
Belgium	All	____	$____	Ireland	All	____	$____	Romania	All	____	$____
Benin	All	____	$____	Israel	All	____	$____	Russia	Equities/Bonds	____	$____
Bermuda	All	____	$____	Italy	All	____	$____	Russia	MINFIN	____	$____
Botswana	All	____	$____	Ivory Coast	All	____	$____	Senegal	All	____	$____
Brazil	All	____	$____	Japan	All	____	$____	Singapore	All	____	$____
Bulgaria	All	____	$____	Jordan	All	____	$____	Slovak Republic	All	____	$____
Burkina Faso	All	____	$____	Kazakhstan	Equities	____	$____	Slovenia	All	____	$____
Canada	All	____	$____	Kazakhstan	Bonds	____	$____	South Africa	All	____	$____
Cayman Islands*	All	____	$____	Kenya	All	____	$____	South Korea	All	____	$____
Channel Islands*	All	____	$____	Kuwait	All	____	$____	Spain	All	____	$____
Chile	All	____	$____	Latvia	Equities/Bonds	____	$____	Sri Lanka	All	____	$____
China-Shanghai	All	____	$____	Latvia	Gov’t Bonds	____	$____	Swaziland	All	____	$____
China-Shenzhen	All	____	$____	Lebanon	All	____	$____	Sweden	All	____	$____
Columbia	All	____	$____	Lithuania	All	____	$____	Switzerland	All	____	$____
Costa Rica	All	____	$____	Luxembourg	All	____	$____	Taiwan	All	____	$____
Croatia	All	____	$____	Malaysia	All	____	$____	Thailand	All	____	$____
Cyprus	All	____	$____	Mali	All	____	$____	Togo	All	____	$____
Czech Republic	All	____	$____	Malta	All	____	$____	Tunisia	All	____	$____
Denmark	All	____	$____	Mauritius	All	____	$____	Turkey	All	____	$____
Ecuador	All	____	$____	Mexico	All	____	$____	UAE	All	____	$____
Egypt	All	____	$____	Morocco	All	____	$____	United Kingdom	All	____	$____
Estonia	All	____	$____	Namibia	All	____	$____	Ukraine	All	____	$____
Euromarkets**	All	____	$____	Netherlands	All	____	$____	Uruguay	All	____	$____
Finland	All	____	$____	New Zealand	All	____	$____	Venezuela	All	____	$____
France	All	____	$____	Niger	All	____	$____	Vietnam*	All	____	$____
Germany	All	____	$____	Nigeria	All	____	$____	Zambia	All	____	$____
Ghana	All	____	$____	Norway	All	____	$____	Zimbabwe	All	____	$____
*Additional customer documentation and indemnification will be required prior to establishing account in these markets
**Euromarkets – Non-Eurobonds:  Surcharges vary by local market

Safekeeping and transaction fees are assessed on security and currency transactions.
Euroclear – Eurobonds only.  Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge.  In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge.
For all other markets specified above, surcharges may apply if a security is held outside of the local market.

Tax Reclamation Services: Tax reclaims that have been outstanding for more than 6 (six) months with the client will be charged $___ per claim.
Out of Pocket Expenses For Global Services
Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.  A surcharge may be added to certain out-of-pocket expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses.  Also, certain expenses are charged at a predetermined flat rate.
SWIFT reporting and message fees.
*Fees are calculated pro rata and billed monthly.